Exhibits 4.6

No.: 23060500-2013 Qing Ying (Mortgage) Zi No. 0009

Mortgage Contract

Agricultural Development Bank of China

Mortgagor (Full name): Daqing BoRun Biotechnology Co., Ltd.

Business License No.: 230606100002956

Legal Representative (Primary Personnel in Charge): Wang Jinmiao

Domicile (Address): Jubao Village, Zhusan Township, Datong District, Daqing City, Heilongjiang Province

Zip code: 163515

Bank and Account No. of Basic Deposit Account: Daqing Datong Branch of Long Jiang Bank Co., Ltd. 020120218000105

Tel and Fax: 0459-6989708

Mortgagee (Full name): Business Department of Daqing Branch of Agricultural Development Bank of China

Legal Representative (Primary Personnel in Charge): Chu Yongjia

Domicile (Address): No.137, Jianshe Road, Development District, Daqing City

Zip code: 163316

Tel and Fax: 0459-6297122

To ensure full performance of Debtor’s obligations under “Floating Capital Loan Contract” with No. of 23060500-2013 (Qing Ying) Zi No. 0051 (hereinafter referred to as “Principal Contract”) concluded by Daqing BoRun Biotechnology Co., Ltd. (hereinafter referred to as “Debtor”) and Mortgagee on November 28, 2013, and to ensure the enforcement of Mortgagee’s creditor’s rights, Mortgagor agrees to provide a mortgage guarantee to Mortgagee. To specify both parties’ rights and obligations, according to the Contract Law of the People’s Republic of China, the Guarantee Law of the People’s Republic of China and relevant laws and regulations, on the basis of equal, free-will and consensus negotiation, both parties enter into this contract to abide by.

1.                      Type and Amount of Principal Creditor’s Right under Guarantee

Principal creditor’s right guaranteed in this contract is the creditor’s right formed by Debtor during handling the business stipulated in Principal Contract at Creditor’s place. The type of the business stipulated in Principal Contract is Leading Processing Enterprise Corn Acquisition Loan, and the amount of the principal is RMB Ten Million Yuan Only (in words).

2.                      Period of discharging debt by Debtor

The period of discharging debt by Debtor is ten months, from December 02, 2013 to September 30, 2014. If there is any discrepancy between the actual period of discharging debt under Principal Contract and the stipulation in this Article, Principal Contract shall prevail.

3.                      Scope of Mortgage Guarantee

The scope of mortgage guarantee under this contract includes: principal creditor’s right’s principal, interest, compound interest, penalty interest, liquidated damages, compensation for damages, expenses for the enforcement of creditor’s right by Creditor and any other costs payable, including but not limited to litigation costs, arbitration costs, property preservation fees, appraisal charges, auction expenses, execution fees, transfer fees, agency fees, etc..

4.                      Mortgaged Property

4.1              Mortgagor is of free will to mortgage the properties specified in the Detailed List of Mortgaged Property under this contract as the mortgaged property. The detailed list of mortgaged property is an integrate part of this contract.

4.2              Stipulations about the value of the mortgaged property in the Detailed List of Mortgaged Property shall not be the appraisal basis when Mortgagee disposes such mortgaged property and shall be no restrict to the enforcement of right of mortgage by Mortgagee, and the final value of such mortgaged property is up to net income when such mortgaged property is actually dealt with to enforce right of mortgage.

5.                      Effectiveness of Right of Mortgage

The effectiveness of right of mortgage under this contract extends to the accessory thing, secondary right, the right of subrogation, fixture materials, mixture materials, processing materials, fruits and insurance money, damages and compensations, etc. incurred by the damage and loss or expropriation and requisition of the mortgaged property.

6.                      Registration of Mortgaged Property

6.1              In case that the mortgaged property under this contract must be handled mortgage registration formalities according to law, Mortgagor jointed by Mortgagee shall handle mortgage registration formalities at relevant department within 15 days upon the date of conclusion of this contract.

6.2              In case that both parties voluntarily handle mortgage registration formalities, Mortgagor jointed by Mortgagee shall handle mortgage registration formalities at relevant department within 15 days upon the date of conclusion of this contract.

6.3              In case that mortgage registration matters change and change of registration is needed according to law, Mortgagor jointed by Mortgagee shall handle mortgage registration formalities at relevant department within 15 days upon the date of change of mortgage registration matters.

7.                      Occupation and Custody of Mortgaged Property

7.1              Through the confirmation of both Mortgagor and Mortgagee, the original of certificate of other right and mortgage registration documents of the mortgaged property under this contract and other documents related to the mortgaged property shall be put under Mortgagee’s custody. Mortgagee shall take good care of ownership certificates of the mortgaged property, failing of which and resulting in the loss of such ownership certificates of the mortgaged property, Mortgagee shall bear the replacement costs.

7.2              Mortgagor shall take good care of the mortgaged property and make sure that the mortgaged property is all preserved well, and subject himself to the supervision and inspection from Mortgagee at any time.

7.3              Without Mortgagee’s written consent, Mortgagor shall not donate, transfer, rent out, remortgage, pledge, or use other ways to dispose the mortgaged property under this contract. With Mortgagee’s written consent, proceeds from the disposal of the mortgaged property shall be of priority used to repay the secured creditor’s right under Principal Contract or be deposited into Mortgagee’s designated account to guarantee to discharge debts under Principal Contract.

7.4              In case of the damage and loss of the mortgaged property, Mortgagor shall promptly take effective measures to prevent losses from enlarging and immediately notify Mortgagee. The insurance money and damages gained thereof shall be of priority used to repay the secured creditor’s right under Principal Contract or be deposited into Mortgagee’s designated account to guarantee to discharge debts under Principal Contract.

7.5              In case that any decrease happen to the value of the mortgaged property, Mortgagor shall restore the value of the mortgaged property or provide a guaranty with the value equivalent to such decrease and with the approval of Mortgagee. If Mortgagor refuses to restore or provide a guaranty, Mortgagee may exercise right of mortgage in advance, after which, if there are still losses, Mortgagor shall bear compensation responsibilities. If Mortgagor obtains compensation due to the decrease of the value of the mortgaged property, Mortgagor shall provide a guaranty within the scope of obtained compensation. The non-decreased part of the value of the mortgaged property shall still be the guarantee of creditor’s right under Principal Contract.

7.6              If the mortgaged property under this contract is needed to be expropriated due to the public interest or be requisitioned due to the rescue and relief work and other emergency situations, Mortgagor shall use the obtained compensation of such expropriation and requisition to repay the secured creditor’s right under Principal Contract or to deposit into Mortgagee’s designated account to guarantee to discharge debts under Principal Contract. If the compensation method is land replacement, Mortgagor shall use such obtained replaced as additional guarantee of this loan and promptly handle mortgage registration formalities, and if the value of guarantee is insufficient, such insufficient part shall be provided another guaranty in full separately.

8.                      Insurance of Mortgaged Property

8.1              In case that Mortgagee thinks the mortgaged property is needed to and can be insured, Mortgagor shall give property insurance upon the mortgaged property with Mortgagee as first beneficiary to relevant insurance administration in accordance with the required insurance type and insured amount by Mortgagee. The insurance term shall be longer than the period of discharging debt stipulated under Principal Contract and the insured amount shall be more than the principle and interest of debt under Principal Contract.

8.2              Mortgagor shall give the originals of insurance policy of the mortgaged property to Mortgagee for being taken care of, and such insurance policy shall not include any clause that may restrict Mortgagee’s rights and interests.

8.3              During the effective period of this contract, Mortgagor shall not interrupt or revoke the insurance for any reason. If the insurance is interrupted, Mortgagee shall be entitled to handle the insurance formalities and all expenses shall be borne by Mortgagor.

8.4              During the effective period of this contract, if the insurance accidence of the mortgaged property occurs, the insurance compensation shall of priority be used to repay the debt under Principal Contract, or be deposited into Mortgagee’s designated account, or be used to restore the value of the mortgaged property to continuingly guarantee to discharge the debt under Principal Contract.

9.                      Enforcement of Right of Mortgage

9.1              If the period of discharging debt agreed in Principle Contract expiries, Debtor fails to perform the obligation of repayment of the principle, interest and other costs of debt, Mortgagee can negotiate with Mortgagor and auction or sell off the mortgaged property according to law and have priority right to be repaid with proceeds, or to offset debt under Principle Contract by discounting the mortgaged property. If both parties fail to reach an agreement regarding the method of the enforcement of right of mortgage, Mortgagee can directly ask the People’s Court to auction or sell off the mortgaged property.

9.2              If Mortgagee terminates Principal Contract in accordance with Principal Contract or stipulations of national laws and regulations, or Mortgagee reclaims principal creditor’s right in advance in accordance with Principal Contract, Mortgagee can negotiate with Mortgagor and auction or sell off the mortgaged property according to law and have priority right to be repaid with proceeds, or to offset debt under Principle Contract by discounting the mortgaged property. If both parties fail to reach an agreement regarding the method of the enforcement of right of mortgage, Mortgagee can directly ask the People’s Court to auction or sell off the mortgaged property.

9.3              Proceeds from the disposal of the mortgaged property under this contract that exceed the principle, interest and other costs of debt belong to Mortgagor.

9.4              In case that Mortgagee disposes the mortgaged property under this contract, Mortgagor shall cooperate and set no obstacles.

10.               Representations and Undertakings by Mortgagor

10.1       The Mortgagor is fully aware of and agrees all the provision in Principal Contract, and provides mortgage guarantee for Debtor out of complete free will, and all declarations of will under this contract are true.

10.2       Mortgagor is the full, effective and legitimate owner or operating manager authorized by the state of the mortgage property under this contract. The mortgage property does not have any disputes regarding the ownership or operating management rights, and the mortgage property is not common property, or although it is common property, however it has already being agreed to be mortgaged according to law without any restrict with co-owners’ written consent regarding the mortgage matter. And there is no sealing up, distraining, supervision, tax in default, default on construction cost or other situations that may affect the enforcement of right of mortgage by Mortgagee. The mortgage property has not been rent, or although it has been partly or fully rent, however the tenant has been notified the mortgage matter and has provided the written document that undertakes to terminate the lease gratuitously when Mortgagee enforces right of mortgage, and Lender has been notified the lease situation in writing.

10.3       If Principal Contract is “Back Acceptance Agreement”, Mortgagor undertakes that any bill or non-bill dispute between Debtor and the bearer of acceptance bill, the endorser or other parties shall not affect that Mortgagor bears the guarantee responsibilities to Mortgagee in accordance with this contract.

10.4       If any of the following conditions occurs to Mortgagor, Mortgagor shall promptly notify Mortgagee in writing:

10.4.1                   Operational mechanism changes, including but not limited to the implementation of contracting, leasing, joint venture, merger, division, shareholding reform, foreign joint ventures, or change of business scope and registered capital, change of share ownership, etc., in case of which, Mortgagor shall notify Mortgagee 30 days in advance.

10.4.2                   Being involved in a massive economic dispute, or any dispute of ownership of the mortgage property or being taken preservative measures to the mortgage property, or cessation of business, filing or being filed for bankruptcy, dissolution, rectification, revocation of business licenses, revocation, or changes of domicile, telephone, legal representative, etc., in case of which, Mortgagor shall notify Mortgagee within 5 days upon occurrence of other situations.

10.4.3                   Change of land use after land use right is mortgaged, in case of which, Mortgagor shall notify Mortgagee 30 days in advance.

10.5       Within the period of validity of this contract, if the listed matters in 10.4 of this article or other matters occur, Mortgagor shall continue to bear the guarantee responsibilities under this contract.

10.6       Within the period of validity of this contract, if Mortgagee transfers the creditor’s right under this contract according to law, Mortgagor shall still continue to bear the guarantee responsibilities within the original scope of mortgage guarantee.

10.7       If Debtor fails to perform debts, whether Mortgagee has other guaranties to the creditor’s right under this contract or not, Mortgagee still have the right to directly require Mortgagor to bear the guarantee responsibilities within its scope of mortgage guarantee.

10.8       Without Mortgagee’s written consent, Mortgagor shall not mortgage or pledge the mortgage property in any form or lease, transfer, donate the mortgage property to any third party, and Mortgagor shall protect the mortgage property from any infringement and promptly notify Mortgagee and assist Mortgagee to prevent right of mortgage from any infringement when right of mortgage suffers or is likely to suffer any third party’s infringement.

10.9       Mortgagee and Debtor can agree to change Principal Contract without Mortgagor’s consent regarding matters except for renewal of contract, increase of the amount of principal creditor’s right, increase of loan interest rate or change of currency. And Mortgagor shall still bear the guarantee responsibilities within its scope of guarantee agreed in this contract.

10.10            Mortgagor bears relevant expenses under this contract, including but not limited to attorney’s services, authentication, notarization, appraisal, registration, transfer ownership, custody, litigation fees, etc..

11.               Responsibilities for Breach of Contract

11.1       After this contract comes into effect, both Mortgagor and Mortgagee shall perform obligations as agreed in this contract. Any party that fails to perform or fully perform the repayment obligation as agreed in this contract shall bear corresponding responsibility for breach of contract and compensate the other party’s losses incurred therefrom.

11.2       If Mortgagor provides false representations in Article10 in this contract, or fails to perform undertakings in Article10 in this contract, or dispose the mortgage property arbitrarily without Mortgagee’s written consent, or violates this contract and refuses or delays to go through the mortgage property’s insurance or mortgage registration, or conduct any action to affect the enforcement of right of mortgage by Mortgagee against this contract, which causes economic losses to Mortgagee, Mortgagor shall bear all the compensation responsibilities.

11.3       If this contract becomes invalid not due to Mortgagee’s fault, Mortgagor shall compensate all of Mortgagee’s losses within the scope of mortgage guarantee as agreed in this contract.

12.               Commencement, Change and Termination of Contract

12.1       This contract shall come into effect upon the signature and seal by both Mortgagor and Mortgagee. If mortgage registration is required in accordance with law or this contract, right of mortgage shall be established upon the date of registration.

12.2       The invalidity or unenforceability of any provision in this contract shall not affect other provisions’ validity and enforceability, and not affect the effectiveness of the whole contract.

12.3       After this contract comes into effect, unless otherwise agreed in this contract, neither party of Mortgagor and Mortgagee shall change or terminate this contract arbitrarily. If it needs to change or terminate this contract, the party shall notify the other party in writing and both parties shall enter into a written agreement through mutual negotiation.

13.               Dispute Resolution

13.1       Any dispute arising from the performance of this contract may be resolved through negotiation between Mortgagor and Mortgagee, failing of which, such dispute shall be resolved in the following 13.1.1 methods:

13.1.1              By submitted to the People’s Court in Mortgagee’s location;

13.1.2              By submitted to / Arbitration Committee (arbitration in / ), and arbitration shall be conducted in accordance with such commission’s arbitration rules in effect at the time of applying for arbitration.

13.2       During litigation or arbitration, part of this contract that is not involved in disputed part shall still be performed.

14.               Other Matters Agreed by Both Parties

14.1/.

14.2/.

14.3/.

15.               Supplementary Provisions

15.1       Unless otherwise agreed in this contract, all notices between Mortgagor and Mortgagee shall be sent to the other party in writing. Any telex or telegram sent from Mortgagee to Mortgagor shall be deemed to have been served after sent out, and any mail sent from Mortgagee to Mortgagor shall be deemed to have been served after delivered to post office.

15.2       Annex in this contract is an integral part of this contract and has the same legal effect with this contract.

15.3       This contract is made in two counterparts with each party holding one counterpart, which shall have the same legal effect.

16.               Special Tips

Mortgagee has proposed Mortgagor to pay special attention to the each provision’s definition and legal consequences in this contract, and obtain comprehensive and accurate understanding thereof. Mortgagee has also given corresponding explanation to the aforesaid provisions at the request of Mortgagor. Both parties have no dissent to understanding of each provision in this contract.

Mortgagor: (seal)	Mortgagee: (seal)

Legal representative	Legal representative:

(Primary Personnel in Charge):	(Primary Personnel in Charge)::

(Or authorized agent): Su Mingyue	(Or authorized agent): Chu Yongjia

November 28, 2013	November 28, 2013

The following mortgaged properties have been verified to be correct by Mortgagor and Mortgagee.

This Detailed List is the annex of “Mortgage Contract” with No. of 23060500-2013 Qing Ying (Mortgage) Zi No. 0009.

Detailed list of the mortgaged property

Unit: Ten thousand

				Location (storage,					Insurance policy
Name of the mortgaged property	Specification and model	Quantity and unit	Quality and condition	custody and usage company)	Original value	Appraised value	Co-owner	Mortgaged circumstance	No.	Beginning and ending dates	Note
vacuum pump		2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	86.32	69.75		mortgaged	801012013230697000019	2013.11.28-2014.9.30
HL four roll crusher	HL4PG5-250T	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	85.47	69.06		mortgaged	801012013230697000019	2013.11.28-2014.9.30
feed water pump	DG150-100*7	3 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	85.47	69.06		mortgaged	801012013230697000019	2013.11.28-2014.9.30
temperature and pressure equipment		1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	85.47	69.06		mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	YDG1000	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	84.40	68.2		mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	GZG1000	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	83.76	67.67		mortgaged	801012013230697000019	2013.11.28-2014.9.30
LPG tank	ø7000*9000	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	83.30	67.3		mortgaged	801012013230697000019	2013.11.28-2014.9.30
cooling tower		1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	82.91	66.99		mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	YDG1000	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	79.91	64.56		mortgaged	801012013230697000019	2013.11.28-2014.9.30
energy-saving and water-saving reverse osmosis water purifier		1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	79.82	64.49		mortgaged	801012013230697000019	2013.11.28-2014.9.30

horizontal spiral centrifuge	LW430b-1	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	79.15	63.95	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Cooling tower		9 sets	normal	Daqing BoRun Biotechnology Co., Ltd.	77.09	62.29	mortgaged	801012013230697000019	2013.11.28-2014.9.30
steels		1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	76.00	61.4	mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	YDG1000	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	74.98	60.58	mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	GZG800	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	73.85	59.67	mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	GZG800	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	73.85	59.67	mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	GZG800	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	73.85	59.67	mortgaged	801012013230697000019	2013.11.28-2014.9.30
tube-bundle drier	GZG800	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	73.85	59.67	mortgaged	801012013230697000019	2013.11.28-2014.9.30
alcohol metering tank	ø700*7000	2 sets	normal	Daqing BoRun Biotechnology Co., Ltd.	72.54	58.61	mortgaged	801012013230697000019	2013.11.28-2014.9.30
first and second evaporative condenser	WLN250	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	71.71	57.94	mortgaged	801012013230697000019	2013.11.28-2014.9.30
crude tower reboiler	550 square	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	70.92	57.2	mortgaged	801012013230697000019	2013.11.28-2014.9.30
disc type separator	DPF850	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	70.51	56.97	mortgaged	801012013230697000019	2013.11.28-2014.9.30
steam turbine		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	133.33	107.73	mortgaged	801012013230697000019	2013.11.28-2014.9.30
low tension transformer	SCB9-800/10	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	69.23	55.94	mortgaged	801012013230697000019	2013.11.28-2014.9.30

pre LPG tank	Ø5000*7500	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	68.93	55.69	mortgaged	801012013230697000019	2013.11.28-2014.9.30
spiral plate heat exchanger	LIT150-1500	11 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	68.92	55.68	mortgaged	801012013230697000019	2013.11.28-2014.9.30
suction-type specific gravity stoner	QSII-125 0.25KW	5 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	68.89	55.66	mortgaged	801012013230697000019	2013.11.28-2014.9.30
yeast tank	Ø3600*5000	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	68.88	55.65	mortgaged	801012013230697000019	2013.11.28-2014.9.30
vibration coal feeder		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	68.72	55.52	mortgaged	801012013230697000019	2013.11.28-2014.9.30
air compressor and associated equipment		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	68.38	55.25	mortgaged	801012013230697000019	2013.11.28-2014.9.30
oil press	Y2390 160KW*2	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	68.21	55.11	mortgaged	801012013230697000019	2013.11.28-2014.9.30
hammer mill	GFS-120-83 160KW	5 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	68.11	55.03	mortgaged	801012013230697000019	2013.11.28-2014.9.30
crude distillation column reboiler		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	66.32	53.58	mortgaged	801012013230697000019	2013.11.28-2014.9.30
mature fermented mash tank	6500*8000	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	65.30	52.76	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Horizontal cooler	SDHCD08	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	62.99	50.89	mortgaged	801012013230697000019	2013.11.28-2014.9.30
packing scale		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	62.82	50.76	mortgaged	801012013230697000019	2013.11.28-2014.9.30
after-reservoir	Ø500	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	61.85	49.97	mortgaged	801012013230697000019	2013.11.28-2014.9.30
water dust scrubber		7 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	59.87	48.37	mortgaged	801012013230697000019	2013.11.28-2014.9.30

Lees liquid tank	5000*4200	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	58.44	47.22	mortgaged	801012013230697000019	2013.11.28-2014.9.30
breaking plant (affiliated facilities)		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	57.26	46.26	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Square spray cooling tower		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	57.01	46.06	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Horizontal spiral unloading settling centrifuge	LW530	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	56.43	45.59	mortgaged	801012013230697000019	2013.11.28-2014.9.30
crude argon column condenser	75 square	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	55.12	44.53	mortgaged	801012013230697000019	2013.11.28-2014.9.30
single-effect evaporator 1	F=809 square	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	54.19	43.78	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Screw type air compressor	UD110A-8 110KW	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	53.78	43.45	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Industrial wine jar	Ø2500*4000	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	50.62	40.9	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Furnace		2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	50.00	40.4	mortgaged	801012013230697000019	2013.11.28-2014.9.30
horizontal centrifuge	LW530-2270	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	48.72	39.36	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Crude tower condenser	V110 161.7m2	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	47.39	38.29	mortgaged	801012013230697000019	2013.11.28-2014.9.30
product tank	Ø5000*6000	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	47.12	38.07	mortgaged	801012013230697000019	2013.11.28-2014.9.30
four-effect separator B	DN3400*5000	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	47.01	37.98	mortgaged	801012013230697000019	2013.11.28-2014.9.30
low-voltage switch gear	GGD	14 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	46.38	37.47	mortgaged	801012013230697000019	2013.11.28-2014.9.30

Vertical needle impact mill	LZM1000-NA 220KW	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	45.60	36.84	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Stainless steel detachable heat exchanger	150m2	4 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	45.28	36.58	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Stainless steel detachable heat exchanger	150m2	4 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	45.28	36.58	mortgaged	801012013230697000019	2013.11.28-2014.9.30
slurry mixing tank	Ø6000*7500	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	44.87	36.25	mortgaged	801012013230697000019	2013.11.28-2014.9.30
stainless steel tube	Ø1200*2000	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	44.87	36.25	mortgaged	801012013230697000019	2013.11.28-2014.9.30
separator	DN3600	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	44.70	36.12	mortgaged	801012013230697000019	2013.11.28-2014.9.30
dosing device	LHD-0.5*2	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	44.44	35.91	mortgaged	801012013230697000019	2013.11.28-2014.9.30
voltage transformer		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	43.30	34.98	mortgaged	801012013230697000019	2013.11.28-2014.9.30
steamed off, analytical condenser	WLN150	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	43.02	34.76	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Submersible sewage pump	KQ100/20KB	3 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	42.74	34.53	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Multi drum type cold slag machine		4 sets	normal	Daqing BoRun Biotechnology Co., Ltd.	42.74	34.53	mortgaged	801012013230697000019	2013.11.28-2014.9.30
valve		1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	42.74	34.53	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Needle impact mill	IM750 TYPE 90KW	1 set	normal	Daqing BoRun Biotechnology Co., Ltd.	42.30	34.18	mortgaged	801012013230697000019	2013.11.28-2014.9.30

Rotary Valve	GFY-95L 3KW	10 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	41.04	33.15	mortgaged	801012013230697000019	2013.11.28-2014.9.30
water recirculator	NZF-500	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	41.03	33.15	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Valveless filter	SWL-300	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	41.03	33.15	mortgaged	801012013230697000019	2013.11.28-2014.9.30
blast packing system	Q=15	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	39.83	32.18	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Reflux tank washing tower	2 cube	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	38.30	30.94	mortgaged	801012013230697000019	2013.11.28-2014.9.30
bar disintegrator	JBL1000	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	37.61	30.39	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Fusel oil tank	Ø3000*3000	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	37.11	29.98	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Methanol tower reboiler	350 square	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	37.08	29.96	mortgaged	801012013230697000019	2013.11.28-2014.9.30
first long tube evaporator	ZFQ120	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	36.88	29.8	mortgaged	801012013230697000019	2013.11.28-2014.9.30
CIP column washer	Ø5000*4500	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	35.69	28.84	mortgaged	801012013230697000019	2013.11.28-2014.9.30
water scrubber		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	31.10	25.13	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Vertical lift check valve	DN200	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	4.55	3.68	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Reflux tank of distillation column	Ø1000*1700	30 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	34.74	28.07	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Lateral mixing		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	34.36	27.76	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Roots blower	SSR-150	4 sets	normal	Daqing BoRun Biotechnology Co., Ltd.	34.19	27.62	mortgaged	801012013230697000019	2013.11.28-2014.9.30

Electric double bridge crane		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	34.19	27.62	mortgaged	801012013230697000019	2013.11.28-2014.9.30
loader	ZL50E	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	34.07	27.53	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Crusher vibrating screen		2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	33.81	27.32	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Reboiler of distillation tower	350 square	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	33.80	27.31	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Methanol tower reboiler		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	33.59	27.14	mortgaged	801012013230697000019	2013.11.28-2014.9.30
feed water pump		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	33.50	27.07	mortgaged	801012013230697000019	2013.11.28-2014.9.30
pressure transmitter	EJA530A-EBS4N 0-2.4MPa	20 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	33.04	26.7	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Coarse wine jar	5 cube	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	32.87	26.56	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Refluxing methanol tower tank	5 cube	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	32.87	26.56	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Fiber squeezer	650	2 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	32.48	26.24	mortgaged	801012013230697000019	2013.11.28-2014.9.30
pressure transmitter	EJA530A-EBS4N 0-2.0MPa	20 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	32.44	26.21	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Lye elevated tank	1600*1800	1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	32.11	25.94	mortgaged	801012013230697000019	2013.11.28-2014.9.30

cyclone dust extractor		5 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	32.04	25.89	mortgaged	801012013230697000019	2013.11.28-2014.9.30
cyclone		5 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	31.99	25.85	mortgaged	801012013230697000019	2013.11.28-2014.9.30
pressure transmitter	EJA530A-EBS4N 0-1.6MPa	20 pieces	normal	Daqing BoRun Biotechnology Co., Ltd.	31.93	25.8	mortgaged	801012013230697000019	2013.11.28-2014.9.30
loader		1 piece	normal	Daqing BoRun Biotechnology Co., Ltd.	23.33	18.85	mortgaged	801012013230697000019	2013.11.28-2014.9.30
Total				.	5199.7	4201.15
Mortgagor: (seal)					Mortgagee: (seal)

	Legal representative (Primary Personnel in Charge)				Legal representative (Primary Personnel in Charge)
	Or authorized agent:				Or authorized agent:
	November 28, 2013				November 28, 2013